Exhibit 107
Calculation of Filing Fee Tables
Form
S-4
(Form Type)
NABORS INDUSTRIES LTD.
(Exact Name of Registrant and Carry Forward Securities)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, par value $0.05 per share	Rules 457(f)(1) and 457(c)	4,800,000	(1)	$20.00	$301,016,720.00	(2)	0.0001531	$46,085.66	(3)
Fees Previously Paid				—		—	—		—
Carry Forward Securities
Carry Forward Securities			—	—		—	—			—
	Total Offering Amounts						$301,016,720.00			$46,085.66
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$46,085.66

(1)
Represents the estimated maximum number of common shares, par value $0.05 per share, of Nabors Industries Ltd. (“Nabors common shares”) that may be issued to holders of common stock of Parker Drilling Company, par value $0.01 per share (“Parker common stock”), issued and outstanding immediately prior to the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, in connection with the merger (as defined in the joint proxy statement/prospectus included in this Registration Statement on Form
S-4).

(2)
Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to (a) $20.00, the average of the high and low sale prices per share of Parker common stock on the OTC Markets on October 23, 2024, multiplied by (b) 15,050,836, the maximum possible number of shares of Parker common stock to be canceled and exchanged in connection with the merger.

(3)	Calculated by multiplying the maximum aggregate offering price by the current SEC fee rate of 0.0001531.